                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               MEDPARTNERS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                               MEDPARTNERS, INC.
                        3000 GALLERIA TOWER, SUITE 1000
                           BIRMINGHAM, ALABAMA 35244

                                                                     MAY 1, 1998

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

     The 1998 Annual Meeting of Stockholders (the "Annual Meeting") of MedPartners, Inc. (the "Company") will be held at The Wynfrey Hotel, 1000 Riverchase Galleria, Birmingham, Alabama, on Tuesday, June 16, 1998, at 2:00 p.m. Central Daylight Time, for the following purposes:

          1. To elect four Directors, each to serve a term of three years.

          2. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

     Stockholders of record at the close of business on April 27, 1998 are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

     PLEASE COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY CARD (THE "PROXY") AND RETURN IT PROMPTLY TO THE COMPANY. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON IF YOU DESIRE TO DO SO, BUT ATTENDANCE AT THE ANNUAL MEETING DOES NOT ITSELF SERVE TO REVOKE YOUR PROXY.

                                       By Order of the Board of Directors,

                                       Tracy P. Thrasher
                                       Corporate Secretary

--------------------------------------------------------------------------------

     PLEASE MARK, SIGN, DATE AND RETURN YOUR PROXY PROMPTLY WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING OR NOT.

     A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

--------------------------------------------------------------------------------

                               MEDPARTNERS, INC.

                                PROXY STATEMENT

     This Proxy Statement is furnished to the holders of Common Stock, par value $.001 per share, of MedPartners, Inc. (the "Company" or "MedPartners") in connection with the solicitation of Proxies on behalf of the Board of Directors of the Company for the 1998 Annual Meeting of Stockholders to be held on June 16, 1998 (the "Annual Meeting"). Only stockholders of record at the close of business on April 27, 1998 are entitled to notice of and to vote at the Annual Meeting. Returning your completed proxy card (the "Proxy") will not prevent you from voting in person at the Annual Meeting should you be present and wish to do so. Any such Proxy may be revoked by a stockholder at any time before it is exercised by either giving written notice of such revocation to the Corporate Secretary of the Company or submitting a later-dated Proxy to the Company prior to the Annual Meeting. A stockholder attending the Annual Meeting may revoke his Proxy and vote in person if he desires to do so, but attendance at the Annual Meeting will not of itself revoke the Proxy.

     This Proxy Statement and the accompanying Proxy are first being mailed to stockholders on or about May 1, 1998. The Company has retained ChaseMellon Shareholder Services, L.L.C. ("Chase Mellon") to solicit proxies on its behalf. The Company will pay ChaseMellon a fee of $10,500 and will reimburse ChaseMellon for out-of-pocket expenses incurred. Additional solicitation may be made by mail, telephone or telegram by the officers or regular employees of the Company, who will receive no additional compensation therefor. The Company expects to reimburse brokerage houses, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith. The entire expense of the solicitation, including the cost of preparing, assembling and mailing the proxy materials, will be borne by the Company.

     Shares represented by executed and unrevoked Proxies will be voted in accordance with the instructions contained therein or in the absence of such instructions, in accordance with the recommendations of the Board of Directors. The election of directors requires a plurality of the votes cast by the holders of the Company's Common Stock. A "plurality" means that the individuals who receive the largest number of affirmative votes cast are elected as directors up to the maximum number of directors to be chosen at the Annual Meeting. Abstentions and broker non-votes will have no affect on the election of directors.

     As to all matters that may come before the Annual Meeting, each stockholder will be entitled to one vote for each share of Common Stock of the Company held at the close of business on April 27, 1998. The holders of a majority of the shares of Common Stock of the Company entitled to vote and present in person or represented by proxy will constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence of a quorum. At April 27, 1998, there were 197,876,690 shares of Common Stock outstanding.

DISSENTERS' RIGHTS OF APPRAISAL

     There are no dissenters' rights of appraisal in connection with the vote of the stockholders with respect to the matters to be voted on.

PROPOSALS BY STOCKHOLDERS

     Any proposals by stockholders of the Company intended to be presented at the 1999 Annual Meeting of Stockholders must be received by the Company for inclusion in the Company's Proxy Statement and form of Proxy by December 31, 1998.

                             ELECTION OF DIRECTORS

     Pursuant to the terms of the Company's Certificate of Incorporation and Bylaws, the Board of Directors of the Company is divided into three classes, with each class being as nearly equal in number as reasonably possible. One class holds office for a term that will expire at this year's Annual Meeting, a second class holds office for a term that will expire at the annual meeting of stockholders to be held in 1999, and a third class holds office for a term that will expire at the annual meeting of stockholders to be held in 2000. Each director holds office for the term to which he is elected and until his successor is duly elected and qualified. At each annual meeting of stockholders of the Company, the successors to the class of directors whose terms expire at such meeting will be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election.

Messrs. Headrick, McDonald, Martin and Newhall have terms expiring at the time of the Annual Meeting; Messrs. Crawford, Striplin and Kraemer and Dr. Mullikin have terms expiring in 1999, and Messrs. Scrushy, McCourtney and Piccolo and Dr. Lopez have terms expiring in 2000. The Board of Directors elects officers annually and such officers serve at the discretion of the Board of Directors.

     At the Annual Meeting four directors are to be elected. The enclosed Proxy will be voted in favor of the persons named below unless other instructions are given. These nominees will serve until 2001 and until their successors have been duly elected and qualified at the annual meeting of stockholders to be held in 2001. In the event that any of the nominees shall be unable to serve as a director, it is the intention of the persons designated as proxies to vote for substitutes selected by the Board of Directors. The Board of Directors has no reason to believe that any of the persons named will be unable to serve if elected.

     Set forth below is certain information about each of the directors nominated for re-election at the Annual Meeting:

     Roger L. Headrick has been a member of the Company's Board of Directors since September 1996 and has been President and Chief Executive Officer of the Minnesota Vikings Football Club since 1991. Additionally, since June 1989, Mr. Headrick has been President and Chief Executive Officer of ProtaTek International, Inc., a bio-process and biotechnology company that develops and manufactures animal vaccines. Prior to 1989, he was Executive Vice President and Chief Financial Officer of The Pillsbury Company, a food manufacturing and processing company. Mr. Headrick also serves as a director of Crompton & Knowles Corporation ("CKC"), a publicly traded chemical company.

     John S. McDonald, J.D. has been a member of the Company's Board of Directors since November 1995. Mr. McDonald was the Chief Executive Officer of the general partner of Mullikin Medical Enterprises, L. P. ("MME") from March 1994 to 1995, and he was an executive of Pioneer Hospital and other related entities since 1967. Mr. McDonald was also a director, the Secretary and a shareholder of MME's general partner. Mr. McDonald is on the Board of Directors of the Truck Insurance Exchange and is a past president of the Unified Medical Group Association.

     Michael D. Martin became a member of the Company's Board of Directors on January 16, 1998. Mr. Martin joined HEALTHSOUTH Corporation ("HEALTHSOUTH"), a publicly traded healthcare company, in October 1989 as Vice President and Treasurer, and was named Senior Vice President -- Finance and Treasurer in February 1994 and Executive Vice President -- Finance and Treasurer in May 1996. In October 1997, he was additionally named Chief Financial Officer of HEALTHSOUTH, and in March 1998, he was named a director of HEALTHSOUTH. From 1983 through September 1989, Mr. Martin specialized in healthcare lending with AmSouth Bank N.A., Birmingham, Alabama, where he was a Vice President immediately prior to joining HEALTHSOUTH. Mr. Martin is a director of Capstone Capital, Inc. ("Capstone"), a publicly traded real estate investment trust.

     Charles W. Newhall III has been a member of the Company's Board of Directors since September 1993. He has been a general partner of New Enterprise Associates, a venture capital firm, since 1978. Mr. Newhall is a member of the Board of Directors of HEALTHSOUTH, Integrated Health Services, Inc. ("IHS") and OPTA Food Ingredients, Inc., all publicly traded companies. He is founder and Chairman of the Mid-Atlantic Venture Association, which was organized in 1988.

     See "Election of Directors -- Directors and Executive Officers of the Company" for certain information about the other directors named whom it is anticipated will continue in office following the Annual Meeting.

MANAGEMENT MATTERS

     There are no arrangements or understandings known to the Company between any of the directors, nominees for director or executive officers of the Company and any other person pursuant to which any such person was or is to be elected as a director or an executive officer, except the letter agreement between the Company and Richard M. Scrushy and the executive employment agreements of Messrs. Crawford, Gannon and Knight and Ms. Thrasher. Such agreements provide that such persons shall serve MedPartners in their present capacities, and in the case of Messrs. Scrushy and Crawford, that they shall be nominated as directors of the Company. Drs. Massingale and Lopez and Messrs. Arlotta, Novinski, Deane, Johnston and Clark also have executive employment agreements that provide that such persons shall serve MedPartners in their present respective capacities. See "Election of Directors -- Directors and Executive Officers of the Company" and "Executive Compensation and Other
Information -- Employment Agreements". Drs. Mullikin and Lopez and Mr. McDonald initially became members of the

Board of Directors in connection with the acquisition of MME, and Messrs. Piccolo, Headrick and Kraemer became members of the Board of Directors in connection with the acquisition of Caremark International Inc. ("Caremark") when it was initially agreed that at least four members of the Company's thirteen member Board of Directors would be designated by Caremark to serve for a three-year period immediately following the acquisition. There are no family relationships between any directors, nominees for director or executive officers of the Company.

     The Board of Directors held a total of ten meetings during 1997, including three regularly scheduled meetings and seven special meetings, and acted by unanimous written consent three times. During 1997, all of the directors attended at least 75% of the Board of Directors' meetings and committee meetings held during the period for which such person was serving as a director, except Mr. Richard Kramer, who attended three of the five (60%) meetings of the Board of Directors held during the portion of 1997 that Mr. Kramer was a director of the Company. Mr. Kramer resigned as a director on July 30, 1997.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors of the Company currently has three committees: the Executive Committee, the Audit Committee and the Compensation Committee.

     The Executive Committee, established in January 1998, has the responsibility for overseeing various aspects of the Company's operations, including review and approval of senior management appointments, promotions and terminations, budgets, financial forecasts and capital spending, capitalization and acquisition policies and accounting policies. The Executive Committee consists of Messrs. Scrushy, McDonald, Newhall and Headrick and Dr. Lopez.

     The Audit Committee has the responsibility for reviewing and supervising the financial controls of the Company. The Audit Committee makes recommendations to the Board of Directors of the Company with respect to the Company's financial statements and the appointment of independent auditors, reviews significant audit and accounting policies and practices, meets with the Company's independent public accountants concerning, among other things, the scope of audits and reports, and reviews the performance of overall accounting and financial controls of the Company. The Audit Committee consists of Messrs. McCourtney, Piccolo and Martin. During 1997, there were four meetings of the Audit Committee.

     The Compensation Committee has the responsibility for reviewing the performance of the officers of the Company and recommending to the Board of Directors of the Company's annual salary and bonus amounts for all officers of the Company. The Compensation Committee also administers the Company's Caremark 1992 Stock Option Plan for Non-employee Directors, 1993 Stock Option Plan, 1994 Stock Incentive Plan, 1994 Non-Employee Director Stock Option Plan, 1995 Stock Option Plan, Incentive Compensation Plan and the 1997 Long Term Incentive Compensation Plan. The Compensation Committee consists of Messrs. Newhall, Striplin, McDonald and Headrick. During 1997, there were four meetings of the Compensation Committee. See "Executive Compensation and Other
Information -- Compensation Committee Report on Executive Compensation".

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors and persons who beneficially own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and The New York Stock Exchange. Officers, directors and beneficial owners of more than 10% of the Company's Common Stock are required by regulations promulgated by the Securities and Exchange Commission to furnish the Company with copies of all Section 16(a) forms that they file. Based solely on review of the copies of such forms furnished to the Company, or written representations that no reports on Form 5 were required, the Company believes that during 1997, all of its officers, directors and greater-than-10% beneficial owners complied with Section 16(a) filing requirements applicable to them, except that Mark S. Weeks inadvertently failed to file a Form 4 due October 10, 1997 to report the purchase of MedPartners Threshold Appreciation Price Securities. The purchase was subsequently reported on Form 5 filed in February 1998.

DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

     The following table sets forth certain information about the executive officers and directors of the Company:

NAME                                        AGE              POSITION WITH THE COMPANY
----                                        ---              -------------------------
Richard M. Scrushy(1).....................  45    Chairman of Board of Directors
Edwin M. Crawford.........................  49    President and Chief Executive Officer and
                                                  Director
John J. Gannon............................  59    President -- Physician Practice Management
H. Lynn Massingale, M.D. .................  45    President -- Team Health
John J. Arlotta...........................  48    President -- Pharmaceutical Services
Marta Prado...............................  47    President -- Governmental Services
Harold O. Knight, Jr. ....................  40    Executive Vice President and Chief Financial
                                                  Officer
Tracy P. Thrasher.........................  35    Executive Vice President, Chief Administrative
                                                  Officer and Corporate Secretary
Rosalio J. Lopez, M.D.(1).................  45    Chief Medical Officer and Director
Edward J. Novinski........................  39    Executive Vice President -- Managed Care
John M. Deane.............................  43    Executive Vice President -- Information Services
J. Brooke Johnston, Jr. ..................  58    Senior Vice President and General Counsel
Charles C. Clark..........................  48    Senior Vice President and Chief Tax Officer
Peter J. Clemens, IV......................  33    Vice President -- Finance and Treasurer
Mark S. Weeks.............................  35    Vice President -- Finance and Controller
Larry D. Striplin, Jr.(2).................  68    Director
Charles W. Newhall III(1)(2)..............  53    Director
Ted H. McCourtney(3)......................  59    Director
Walter T. Mullikin, M.D. .................  80    Director
John S. McDonald, J.D.(1)(2)..............  65    Director
C.A. Lance Piccolo(3).....................  57    Director
Roger L. Headrick(1)(2)...................  61    Director
Harry M. Jansen Kraemer, Jr. .............  43    Director
Michael D. Martin(3)......................  37    Director

---------------

(1) Member of the Executive Committee

(2) Member of the Compensation Committee

(3) Member of the Audit Committee

     Richard M. Scrushy has been a member of the Company's Board of Directors since January 1993. On January 16, 1998, Mr. Scrushy was elected Chairman of the Board and Acting Chief Executive Officer. He relinquished the latter position on March 16, 1998 upon the election of Mr. Crawford as President and Chief Executive Officer. Since 1984, Mr. Scrushy has been Chairman of the Board and Chief Executive Officer of HEALTHSOUTH. Mr. Scrushy is also a member of the Board of Directors of Capstone.

     Edwin M. Crawford was named President and Chief Executive Officer and a director of MedPartners in March 1998. From 1990 until March 1998, Mr. Crawford was with Magellan Health Services, Inc., a publicly-held specialty managed healthcare company, where he served as Chairman of the Board, President and Chief Executive Officer from 1993 until March 1998, and as President and Chief Operating Officer from 1992 until 1993. Mr. Crawford is also a director of First Union National Bank of Georgia and IHS and has been nominated as a director of HEALTHSOUTH.

     John J. Gannon has been President -- Physician Practice Management of the Company since June 1997. From July 1996 to June 1997, Mr. Gannon was
President -- Eastern Operations. For 23 years, Mr. Gannon was a Partner with KPMG Peat Marwick. His most recent position with KPMG was that of National Partner-in-Charge of Strategy and Marketing, Healthcare and Life Sciences. He served as one of the firm's designated industry review specialists for healthcare financial feasibility studies.

     H. Lynn Massingale, M.D. has been President of Team Health since its formation in March 1994. Dr. Massingale has served as President of Southeastern Emergency Physicians, Inc., a subsidiary of Team Health, since 1981. A graduate of the University of Tennessee Center for Health Sciences in Memphis, Dr. Massingale is certified by the National Board of Medical Examiners, Tennessee Board of Medical Examiners and American

Board of Emergency Medicine. Dr. Massingale's professional memberships include the Knoxville Academy of Medicine, Tennessee Medical Association, American Medical Association and American College of Emergency Physicians.

     John J. Arlotta is Chief Operating Officer of the Company's Caremark Pharmaceutical Group, which includes the therapeutic services and prescription services divisions. Mr. Arlotta joined the Company in 1996 as president of the therapeutic services division. Prior to 1996, Mr. Arlotta was employed in a number of sales, marketing and general management positions by Baxter International, Inc. ("Baxter"), a publicly traded healthcare company.

     Marta Prado, R.N. became President, Governmental Services of MedPartners in July 1997 when the Company acquired InPhyNet Medical Management, Inc. At InPhyNet, Ms. Prado had served as chief operating officer of the managed care and governmental service divisions for more than five years.

     Harold O. Knight, Jr. has been Executive Vice President and Chief Financial Officer of the Company since November 1994. Mr. Knight was Senior Vice President of Finance and Treasurer of the Company from August 1993 to November 1994, and from March 1993 to August 1993, Mr. Knight served as Vice President of Finance of the Company. From 1980 to 1993, Mr. Knight was with Ernst & Young LLP, most recently as Senior Manager. Mr. Knight is a member of the Alabama Society of Certified Public Accountants and the American Institute of Certified Public Accountants.

     Tracy P. Thrasher has been Executive Vice President of the Company since November 1994 and has been Corporate Secretary since March 1994. She became Chief Administrative Officer in July 1997. Ms. Thrasher was Senior Vice President of Administration from March 1994 to November 1994, and from January 1993 to March 1994, she served as Corporate Comptroller and Vice President of Development. From 1990 to 1993, Ms. Thrasher was the Audit and Health Care Management Advisory Service Manager with Burton, Canady, Moore & Carr, P.C., independent public accountants. Ms. Thrasher began her career with Ernst & Young LLP in 1985, and became a certified public accountant in 1986.

     Rosalio J. Lopez, M.D. has been a member of the Company's Board of Directors since November 1995. He became Chief Medical Officer in July 1997. Dr. Lopez had been a director of the general partner of MME since 1989. Dr. Lopez joined MME's principal professional corporation in 1984 and serves as the Chairman of its Medical Council and Family Practice and Managed Care committees. He also acted as a director and a Vice President of MME's principal professional corporation. He is also a director and shareholder of Mullikin Independent Practice Association.

     Edward J. Novinski has been Executive Vice President of Managed Care for the Company since September 1996. Prior to joining the Company, Mr. Novinski was most recently Vice President of Network Management for United HealthCare Corporation in their corporate office and held various positions from August 1986 to August 1996. Mr. Novinski was responsible for United HealthCare's network strategies for physician and hospital relationships which supported United HealthCare's diverse managed care product line. From 1977 to 1986, Mr. Novinski was with Lutheran General Health System in managerial and administrative positions including Director of Physician Practice Management for a large multi-specialty group.

     John M. Deane has been Executive Vice President, Information Services of the Company since January 1997. From January 1995 through December 1996, Mr. Deane was Vice President Information Services and CIO of Caremark Pharmaceutical Services Group, based in Northbrook, Illinois. Prior to 1995, Mr. Deane was Director, Information Services -- Planning and Consulting for the Whirlpool Corporation and a Senior Manager on large IS projects for Price Waterhouse's Management Consulting Services practice in the Midwest, where he led large IS engagements for various Fortune 100 companies.

     J. Brooke Johnston, Jr. has been Senior Vice President and General Counsel of the Company since April 1996. Prior to that, Mr. Johnston was a senior principal of the law firm of Haskell Slaughter Young & Johnston, Professional Association, Birmingham, Alabama, where he practiced corporate and securities law for over seventeen years. Prior to that Mr. Johnston was engaged in the practice of law in New York, New York and at another firm in Birmingham. Mr. Johnston is a member of the Alabama State Bar and the New York and American Bar Associations. Mr. Johnston is a member of the Board of Directors of each of United Leisure Corporation, a publicly traded leisure time services company, and Grand Havana Enterprises, Inc., a publicly traded operator of cigar establishments.

     Charles C. Clark has been Senior Vice President and Chief Tax Officer of the Company since January 1997. Prior to that, Mr. Clark was a Partner with KPMG Peat Marwick, having served as Tax Partner in Charge of the

Birmingham, Alabama office and leader of tax services for the Health Care & Life Sciences practice in the Southeast. Mr. Clark was with KPMG Peat Marwick for 21 years. Mr. Clark is a Certified Public Accountant holding memberships in the American Institute of Certified Public Accountants and the Alabama and Mississippi Societies of Certified Public Accountants.

     Peter J. Clemens, IV has been Vice President of Finance and Treasurer of the Company since April 1995. From 1991 to 1995, Mr. Clemens worked in Corporate Banking with Wachovia Bank of Georgia, N.A. Mr. Clemens began his career with AmSouth Bank, N.A. in 1987, and received a Masters Degree in Business Administration from Vanderbilt University in 1991.

     Mark S. Weeks has been Vice President of Finance and Controller of the Company since June 1994. From 1985 to 1994, Mr. Weeks was with Ernst & Young LLP, most recently as Senior Manager. Mr. Weeks is a certified public accountant and a member of the American Institute of Certified Public Accountants.

     Larry D. Striplin, Jr. has been a member of the Company's Board of Directors since January 1993. Since December 1995, Mr. Striplin has been the Chairman and Chief Executive Officer of Nelson-Brantley Glass Contractors, Inc. and Chairman and Chief Executive Officer of Clearview Properties, Inc. Until December 1995, Mr. Striplin had been Chairman of the Board and Chief Executive Officer of Circle "S" Industries, Inc., a privately owned bonding wire manufacturer. Mr. Striplin is a member of the Board of Directors of Kulicke & Suffa, Inc. a publicly traded manufacturer of electronic equipment, and of Capstone.

     Charles W. Newhall III has been a member of the Company's Board of Directors since September 1993. He has been a general partner of New Enterprise Associates, a venture capital firm, since 1978. Mr. Newhall is a member of the Board of Directors of HEALTHSOUTH, IHS and OPTA Food Ingredients, Inc., all publicly traded companies. He is founder and Chairman of the Mid-Atlantic Venture Association, which was organized in 1988.

     Ted H. McCourtney has been a member of the Company's Board of Directors since August 1993. He has been a general partner of Venrock Associates, a venture capital firm, since 1970. Mr. McCourtney is a member of the Board of Directors of Cellular Communications, Inc., Cellular Communications of Puerto Rico, Inc., Cellular Communications International, Inc., International CabelTel Incorporated, SBSF, Inc. and Structural Dynamics Research Corporation, each of which is publicly traded.

     Walter T. Mullikin, M.D., a surgeon, has been a member of the Company's Board of Directors since November 1995. Dr. Mullikin was Chairman of the Board of the general partner of MME from 1989 to 1995. He founded Pioneer Hospital and the predecessors to MME's principal professional corporation in 1957. He was also the Chairman of the Board, President and a shareholder of Mullikin Independent Practice Association, until November 1995. Dr. Mullikin is a member of the Board of Directors of Health Net, a publicly traded HMO, and was one of the founders and a past chairman of the Unified Medical Group Association.

     John S. McDonald, J.D. has been a member of the Company's Board of Directors since November 1995. Mr. McDonald was the Chief Executive Officer of the general partner of MME from March 1994 to November 1995, and he was an executive of Pioneer Hospital and their related entities since 1967. Mr. McDonald was also a director, the Secretary and a shareholder of MME's general partner. Mr. McDonald is on the Board of Directors of the Truck Insurance Exchange and is a past president of the Unified Medical Group Association.

     C.A. Lance Piccolo has been Vice Chairman of the Company's Board of Directors since September 1996. From August 1992 to September 1996, he was Chairman of the Board of Directors and Chief Executive Officer of Caremark. From 1987 until November 1992, Mr. Piccolo was an Executive Vice President of Baxter and from 1988 until November 1992, he served as a director of Baxter. Mr. Piccolo also serves as a director of CKC.

     Roger L. Headrick has been a member of the Company's Board of Directors since September 1996 and has been President and Chief Executive Officer of the Minnesota Vikings Football Club since 1991. Additionally, since June 1989, Mr. Headrick has been President and Chief Executive Officer of ProtaTek International, Inc., a bio-process and biotechnology company that develops and manufactures animal vaccines. Prior to 1989, he was Executive Vice President and Chief Financial Officer of The Pillsbury Company, a food manufacturing and processing company. Mr. Headrick also serves as a director of CKC.

     Harry M. Jansen Kraemer, Jr. has been a member of the Company's Board of Directors since September 1996, and is President and Chief Executive Officer of Baxter, having served in that capacity since April 1997. Mr. Kraemer served as Senior Vice President and Chief Financial Officer of Baxter from October 1993 to April 1997. He was promoted to Baxter's three-member Office of the Chief Executive in June 1995, and appointed to Baxter's Board of Directors in November 1995. In addition to his duties as its chief financial officer he is responsible for Baxter's Global Hospital Business, Global Renal Business, and the Baxter Japan subsidiary. Mr. Kraemer has been an employee of Baxter since 1982 serving in a variety of positions, including Vice President, Group Controller for Baxter's hospital and alternate-site businesses, president of Baxter's Hospitex Division and Vice President Finance and Operations for Baxter's global-business group.

     Michael D. Martin became a member of the Company's Board of Directors on January 16, 1998. Mr. Martin joined HEALTHSOUTH, in October 1989 as Vice President and Treasurer, and was named Senior Vice President -- Finance and Treasurer in February 1994 and Executive Vice President -- Finance and Treasurer in May 1996. In October 1997, he was additionally named Chief Financial Officer of HEALTHSOUTH, and in March 1998, he was named a director of HEALTHSOUTH. From 1983 through September 1989, Mr. Martin specialized in healthcare lending with AmSouth Bank N.A., Birmingham, Alabama, where he was a Vice President immediately prior to joining HEALTHSOUTH. Mr. Martin is a Director of Capstone.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

EXECUTIVE OFFICER COMPENSATION

     The following table presents certain information concerning compensation paid or accrued for services rendered to the Company in all capacities during the years ended December 31, 1997, 1996 and 1995, for the Chief Executive Officer and the four other most highly compensated executive officers of the Company whose total annual salary and bonus in the last fiscal year exceeded $100,000 (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                     LONG-TERM
                                                                                    COMPENSATION
                                                     ANNUAL COMPENSATION               AWARDS
                                            -------------------------------------   ------------
                                                                     OTHER ANNUAL    SECURITIES     ALL OTHER
        NAME AND PRINCIPAL                                           COMPENSATION    UNDERLYING    COMPENSATION
           POSITION HELD             YEAR   SALARY($)    BONUS($)        ($)         OPTIONS(#)       ($)(6)
        ------------------           ----   ---------   ----------   ------------   ------------   ------------
Larry R. House(1)..................  1997   $935,712    $  582,525             (4)   2,161,376       $37,149
  Chairman of the Board,             1996    717,852     1,980,604             (4)   2,700,000        25,000
  President and Chief Executive      1995    349,908       600,000             (4)     828,000        25,000
  Officer
Mark L. Wagar(2)...................  1997    502,701       448,510     $ 55,476(5)     590,000        25,000
  President and Chief Operating      1996    350,002       579,674             (4)     700,000        32,516
  Officer                            1995    346,601            --             (4)     250,000        23,853
John J. Gannon(3)..................  1997    350,016       200,000      125,730(5)     350,000            --
  President -- Physician Practice    1996    145,840       108,938             (4)     230,000            --
  Management
Harold L. Knight, Jr. .............  1997    299,808       452,110             (4)     535,000        33,337
  Executive Vice President and       1996    212,500       646,199             (4)     600,000        10,000
  Chief Financial Officer            1995    132,920       102,230             (4)     200,000        10,000
Tracy P. Thrasher..................  1997    278,112       452,110       84,074(5)     515,000        19,607
  Executive Vice President, Chief    1996    187,506       629,936             (4)     550,000        10,000
  Administrative Officer and         1995    115,250        42,240             (4)     185,000        10,000
  Corporate Secretary

---------------

(1) Mr. House resigned all positions with the Company on January 16, 1998. See "-- Employment Agreements."

(2) Mr. Wagar commenced employment on November 28, 1995, at the time of the acquisition of MME. The table includes all compensation paid to him in 1995. As of March 18, 1998, Mr. Wagar's title changed to Executive Vice
    President -- New Business Development and Strategic Planning. Mr. Wagar resigned on April 2, 1998.

(3) Mr. Gannon commenced employment on August 1, 1996.

(4) Dollar value of perquisites and other personal benefits was less than the lesser of $50,000 or 10% of the total annual salary and bonus reported for the Named Executive Officer.

(5) Other Annual Compensation shown for the Named Executive Officers in 1997 includes the following perquisites: Mr. Wagar -- $46,476 country club fees; Mr. Gannon -- $75,824 country club fees and $43,656 relocation expenses; and Ms. Thrasher -- $74,074 country club fees.

(6) All Other Compensation shown for the Named Executive Officers includes contributions by the Company in the following amounts for split dollar life insurance premiums: for Mr. House, 1997 -- $37,149, 1996 and
    1995 -- $25,000; for Mr. Wagar, 1997 and 1996 -- $25,000, and
    1995 -- $23,853; for Mr. Knight, 1997 - $33,337, 1996 and 1995 -- $10,000;
    and for Ms. Thrasher, 1997 -- $19,607, 1996 and 1995 -- $10,000; the
    following amount for long-term disability for Mr. Wagar, 1996 -- $6,766; and the following amount for the Company's 401(k) contribution for Mr. Wagar, 1996 -- $750.

    Option Grants in 1997. The following table contains information concerning the grant of stock options under the Company's stock option plans to the Named Executive Officers in 1997:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                     POTENTIAL REALIZABLE
                                                                                                       VALUE AT ASSUMED
                                                       INDIVIDUAL GRANTS                                 ANNUAL RATES
                                ----------------------------------------------------------------        OF STOCK PRICE
                                    NUMBER OF        PERCENT OF TOTAL                                  APPRECIATION FOR
                                    SECURITIES       OPTIONS GRANTED    EXERCISE OR                     OPTION TERM(2)
                                UNDERLYING OPTIONS     TO EMPLOYEES     BASE PRICE    EXPIRATION   -------------------------
NAME                              GRANTED(#)(1)       IN FISCAL YEAR      ($/SH)         DATE        5% ($)        10% ($)
----                            ------------------   ----------------   -----------   ----------   -----------   -----------
Larry R. House................      1,225,000(3)           13.4%          $18.625      1/30/07     $14,348,624   $36,362,230
                                      936,376(3)           10.2%           18.500      5/18/07      10,894,314    27,608,331
Mark L. Wagar.................        240,000               2.6%           18.625      1/30/07       2,811,159     7,124,029
                                      350,000(4)            3.8%           18.500      5/18/07       4,072,093    10,319,482
John L. Gannon................        150,000               1.6%           18.625      1/30/07       1,756,974     4,452,518
                                      200,000(5)            2.2%           18.500      5/18/07       2,326,910     5,896,847
Harold O. Knight, Jr. ........        130,000               1.4%           18.625      1/30/07       1,522,184     3,857,209
                                      130,000(3)            1.4%           18.625      1/30/07       1,522,184     3,857,209
                                      275,000(4)            3.0%           18.500      5/18/07       3,198,394     8,104,720
Tracy P. Thrasher.............        120,000               1.3%           18.625      1/30/07       1,405,093     3,560,501
                                      120,000(3)            1.3%           18.625      1/30/07       1,405,093     3,560,501
                                      275,000(4)            3.0%           18.500      5/18/07       3,198,394     8,104,720

---------------

(1) The vesting of each option is cumulative; no vested portion expires until the expiration of the option. Unless otherwise noted, options vest 20% on the date of grant and 20% per year thereafter.

(2) The potential realizable value is calculated based on the term of the option at its time of grant (10 years). It is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price. No gain to the optionee is possible unless the stock price increases over the option term, which will benefit all stockholders.

(3) Options vested 100% on grant date. Under Mr. House's retirement agreement, Mr. House's options remain exercisable for the balance of their respective terms.

(4) Options vest 20% on grant date and 20% semi-annually thereafter.

(5) Options vest 100% on second anniversary of grant date.

     Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values. The following table sets forth information with respect to the Named Executive Officers concerning unexercised options held at December 31, 1997. No options were exercised during the last fiscal year by the Named Executive Officers.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                     VALUES

                                                          NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                                                         UNDERLYING UNEXERCISED           IN-THE-MONEY
                                                          OPTIONS AT FY-END(#)       OPTIONS AT FY-END($)(1)
                                                        -------------------------   -------------------------
NAME                                                    EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
----                                                    -------------------------   -------------------------
Larry R. House........................................      4,589,376/     --          $23,700,207/$       --
Mark L. Wagar.........................................        498,000/642,000            2,505,000/ 2,913,750
John J. Gannon........................................        191,000/389,000            1,038,250/ 1,621,750
Harold O. Knight, Jr..................................        558,000/535,000            3,683,100/ 2,749,925
Tracy P. Thrasher.....................................        503,000/525,000            2,929,525/ 2,838,875

---------------

(1) Based on December 31, 1997 closing price for MedPartners Common Stock of $22.375.

DIRECTOR COMPENSATION

     Officers of the Company do not receive any additional compensation for serving as members of the Board of Directors or any of its committees. Non-employee directors were paid directors' fees of $3,000 for each meeting of the Board of Directors attended in person, $1,000 for each meeting of the Board of Directors attended by phone, and $1,000 for each meeting of the Audit Committee or the Compensation Committee attended in person. Directors were reimbursed for travel costs and other out-of-pocket expenses incurred in attending each meeting of the Board of Directors or one of its committees. In addition, non-employee directors receive an annual grant of stock options for 25,000 shares of the Company's Common Stock under the Company's stock option plans. Such options vest in 20% increments and expire ten years after the grant date. The exercise price of such options is determined by the closing price of the Company's Common Stock on the New York Stock Exchange on the date of the option grant. In 1997 each of Messrs. Headrick, Kraemer, McCourtney, McDonald, Mullikin, Newhall, Piccolo, Scrushy and Striplin were granted an option to purchase 25,000 shares of Common Stock, all at an exercise price of $18.625 per share, the market price on the grant date.

EMPLOYMENT AGREEMENTS

     The Company had employment agreements with Messrs. House and Wagar which were terminated upon their resignations on January 16, 1998 and April 2, 1998, respectively. Mr. House's employment agreement, which had a term of five years, provided that Mr. House was to be employed as the Chairman of the Board, President and Chief Executive Officer and was to be nominated as a director of the Company during such term. The agreement provided for a base salary of $935,700, an annual incentive bonus of up to $776,700, based on the achievement of certain performance standards established by the Compensation Committee, and eligibility for other benefits normally found in executive employment agreements. The employment agreement for Mr. Wagar provided for a base salary of $350,000 and for an annual incentive and performance bonus of up to 75% in base salary in addition to employee benefits similar to those provided in Mr. House's agreement. Each of the employment agreements provided for an automatic extension for an additional year on the anniversary thereof unless the Company gave prior notice of non-extension. On January 16, 1998, Mr. House resigned his position as Chairman and Chief Executive Officer and a director of the Company. In connection with such resignation, Mr. House agreed to the termination of his employment agreement and entered into a retirement agreement with the Company which provided certain severance benefits, including a lump-sum payment of $5,993,400. The retirement agreement calls for immediate vesting of all outstanding stock options held by Mr. House and provides that all such stock options shall remain in full force and effect for their remaining terms. In addition, Mr. House entered into a two-year consulting agreement arrangement with the Company pursuant to which he is to perform consulting services for the Company as requested by the Board of Directors. Mr. House will receive consulting fees of $1,712,412 for each year of the consulting agreement. The terms of Mr. Wagar's severance are under consideration by the Board of Directors.

     The Company has employment agreements with Messrs. Gannon and Knight and Ms. Thrasher. Each of these employment agreements has a term of three years and provides that the executives will be employed by the Company in their current positions. Each of these employment agreements provides for an automatic extension for an additional year on the anniversary thereof unless the Company gives prior notice of non-extension. The agreements provide for base salaries of $350,016, $299,808 and $278,112, respectively, and annual incentive and performance bonuses of up to 75% of base salary, based on the achievement of certain performance standards as provided therein, and eligibility for other benefits normally found in executive employment agreements.

     The Named Executive Officers are each entitled to certain compensation upon termination of their respective employment agreements prior to their expiration. If the Company terminates the agreement for "Cause" (as defined) or if the Named Executive Officer terminates without "Good Reason" (as defined), the Named Executive Officer will receive a lump sum payment of six months base salary (12 months in the case of Mr. House) plus certain employment benefits. If the agreement terminates due to the Named Executive Officer's death, disability or retirement, he or she will receive a lump sum payment of six months base salary (12 months in the case of Mr. House), accrued bonus and immediate vesting of all stock options. If the Named Executive Officer terminates the agreement for "Good Reason" and no "Change in Control" (as defined) of the Company has occurred, the Named Executive Officer will receive continued salary and bonus payments for three years (or, if greater, for the remainder of the contract term in the case of Mr. House), continued participation in employee benefit plans for such period and immediate vesting of all stock options. If the Company terminates the agreement without Cause after a Change in Control or if the Named Executive Officer terminates after a Change in Control for Good Reason, he or she shall receive a lump sum payment equal to three times the Named Executive Officer's base salary and bonus at the time of termination, continued benefits for a term of three years and immediate vesting of all stock options. The agreements provide that any payment by the Company to the Named Executive Officer which is subject to the excise tax imposed by Section 4999 of the Code shall be "grossed up" such that the Named Executive Officer retains an amount of the "gross up" payment equal to the excise tax imposed on the original payment.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Messrs. Newhall, Striplin, Headrick and McDonald served on the Compensation Committee of the Board of Directors of the Company during 1997.

     In connection with the acquisition of MME, the Company entered into a Termination Agreement and a Consulting Agreement with Mr. McDonald. Under Mr. McDonald's Termination Agreement, his employment agreement with MME was terminated in consideration for which Mr. McDonald received a lump sum payment of $796,000, continuation of certain fringe benefits and perquisites under the former employment agreement for 36 months, access to an office and support staff until death or disability, payments from the Company and a trust set up by the Company to fund the remainder of MME's pension obligations to Mr. McDonald, and payment of all health and medical care (including prescriptions) for Mr. McDonald for the remainder of his life through a Company-sponsored health insurance plan. Under his five-year Consulting Agreement, Mr. McDonald will receive in consideration for his services a consulting fee of $2,230,000, to be paid over the term of the agreement with an initial payment of $669,000 on November 29, 1995, and equal payments of $390,250 on each anniversary of such date, access to an office and support staff and certain other benefits. See "Certain Transactions -- MME Acquisition Agreements".

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  General

     Each executive officer's compensation is determined annually by the Compensation Committee, which consists of Charles W. Newhall III, Larry D. Striplin, Jr., John S. McDonald, J.D. and Roger L. Headrick. The Compensation Committee is charged by the Board of Directors with establishing compensation policies which will enable the Company to compete effectively for the services of qualified officers and key employees, to give such employees appropriate incentive to pursue the maximization of long-term stockholder value, and to recognize such employees' success in achieving both qualitative and quantitative goals for the benefit of the Company and its stockholders. The Compensation Committee makes recommendations as to appropriate levels of compensation for specific individuals, as well as compensation and benefit programs for the Company as a whole.

  Compensation Components and Philosophy

     The Company's executive compensation program is structured and administered to support the Company's business mission, which is to be an organization that efficiently and effectively delivers physician practice management services, prescription benefit management and therapeutic pharmaceutical services and other related healthcare services and generates favorable returns for its stockholders in the process. The program is designed to provide base salaries that represent competitive compensation for the Company's executive officers, and incentive compensation, including both cash incentive compensation and equity-based incentive compensation, that will motivate the Company's executive officers to achieve strategic business objectives over the long-term and align the interests of the Company's executives with those of the Company's stockholders.

     Base Salary. Each executive officer's base salary, including the base salary of the chief executive officer, is based primarily upon the competitive market for the executive officer's services. It is the Compensation Committee's goal that the Company pay market level compensation for market level performance. Base salary decisions are not targeted to specific levels in the range of compensation paid by such companies, nor does the Company maintain a reference record of where its compensation stands with respect to other companies. However, the Compensation Committee takes such levels of compensation into account in determining appropriate levels of compensation for the Company's executives. The Compensation Committee also evaluates certain qualitative factors, such as the Compensation Committee's perception of each executive officer's performance (i.e., experience, responsibilities assumed, demonstrated leadership ability and overall effectiveness) during the preceding year. Other factors considered by the Compensation Committee in formulating base salary recommendations include the level of an executive's compensation in relation to other executives in the Company with the same, more and less responsibilities than the particular executive, and the performance of the executive's division or group in relation to established operating budgets. Additionally, for executive officers, compensation arrangements are often set forth in employment contracts with specified terms.

     Incentive Compensation. In addition to base salary, the Compensation Committee recommends cash incentive compensation for executives of the Company, based upon each such executive's success in meeting qualitative and quantitative performance goals on an annual basis. Individual cash incentive bonuses are not determined in a formulary manner, but are determined on a basis that takes into account each executive's success in achieving standards of performance, which may or may not be quantitative, established by the Board of Directors and such executive's superiors. Bonus determinations are made on a case-by-case basis, taking into account appropriate quantitative and qualitative factors, and there is no fixed relationship between any particular performance factor and the amount of a given executive's bonus. In addition to the annual bonus review, the Compensation Committee also believes that exceptional performance by an executive related to specific projects or goals set by the Board of Directors and senior management should be rewarded with special cash bonuses that are awarded from time-to-time as circumstances indicate.

     In addition to cash incentive compensation, as a growth company, the Company has utilized equity-based incentive compensation since inception, in the form of stock options, as a tool to encourage its executives to work to meet the Company's operational goals and maximize long-term stockholder value. Because the value of stock options granted to an executive is directly related to the Company's success in enhancing its market value over time, the Compensation Committee feels that such grants align the interests of management and stockholders.

     The Compensation Committee determines stock option grants and other awards valued in whole or in part by reference or otherwise based on the Common Stock of the Company. Under the Company's various incentive compensation plans, specific grants are determined taking into account an executive's current responsibilities, historical performance, and the desirability of his or her long-term services, as well as the executive's perceived contribution to the Company's results of operations and growth. Awards are also used to provide an incentive to newly-promoted officers at the time that they are asked to assume greater responsibilities. In evaluating award grants, the Compensation Committee considers prior grants of stock options and shares of the Company's Common Stock currently held, as well as the recipient's success in meeting operational goals and the recipient's level of responsibility. However, no fixed formula is utilized to determine particular grants. The Compensation Committee believes that the opportunity to acquire a significant equity interest in the Company is a strong motivation for the Company's executives to pursue the long-term interests of the Company and its stockholders, and promotes longevity and retention of key executives.

  Deductibility of Certain Compensation

     Section 162(m) of the Code generally disallows a tax deduction to publicly held corporations for compensation in excess of $1,000,000 in any taxable year that is paid to a corporation's chief executive officer or to the four most highly compensated executive officers. Compensation in excess of $1,000,000 continues to be deductible if that compensation is "performance based" within the meaning of Section 162(m) of the Code. Various criteria must be satisfied to meet the "performance based" standard including, among others, arbitrary requirements to determine whether members of the Compensation Committee are "outside" directors and limitations regarding the maximum number of shares subject to option that can be awarded under any option plan to an executive during a specified time.

     The Compensation Committee and the Board of Directors have made a decision not to satisfy all the criteria of Section 162(m) at this time because both the Board of Directors and the Compensation Committee believe such a decision would not be in the best interests of the Company's stockholders. In the Compensation Committee's view, the restrictions on Board and Compensation Committee discretion contained in Section 162(m) and the regulations promulgated thereunder run counter to good corporate governance. The Compensation Committee believes that good corporate governance requires board compensation committees to exercise their discretion based on informed judgment after careful review of competitive performance. The Compensation Committee thinks it is inappropriate to regulate executive compensation levels through tax policy or legislative intervention. Such intervention typically steers compensation determinations toward a more formalistic approach that overlooks the important role that judgment and discretion have in the process. The Compensation Committee believes, moreover, that in establishing bonus and incentive awards, certain subjective factors must be taken into account in particular cases, based upon the experienced judgment of the Compensation Committee members in addition to factors that may be objectively quantified. While the preservation of tax deductibility of all compensation is an important consideration, the Compensation Committee believes that it is also important that the Company retain the flexibility to reward superior effort and accomplishment even where all compensation may not be fully deductible. The Compensation Committee also notes that, to the extent such compensation consists of options which are ISOs (and most of the options granted by the Company are), no tax deduction is available to the Company in any event. The Compensation Committee will continue to review the requirements for deductibility under Section 162(m) and will take such requirements into account in the future as it deems appropriate and in the best interest of the Company's stockholders. A portion of Messrs. House and Wagar's compensation paid with respect to 1997 will not be deductible. The Company believes that all other compensation paid to executive officers will be deductible to the same extent that would have prevailed had the Company met all the requirements for deductibility under Section 162(m).

  Chief Executive Officer Compensation

     Mr. Larry R. House was employed as Chairman of the Board and Chief Executive Officer of the Company during 1997. Mr. House entered into a five-year employment agreement with the Company as of July 24, 1996. Prior to that time, Mr. House did not have an employment agreement. Mr. House's employment agreement provided that he was to be employed as the Chairman of the Board and Chief Executive Officer and was to be nominated as a director of the Company during the term of his employment agreement. The agreement provided for a base salary of $935,700 and an annual cash incentive bonus of up to $776,700, payable only if the Company meets the consensus earnings per share estimates established for the Company. This annual cash incentive bonus is paid in one-fourth increments with respect to each quarter of the calendar year. In the event that any quarterly payment under Mr. House's employment agreement is not paid during the course of a calendar year because the earnings per share estimate is not met, such amount shall be due and payable at the time the Company's annual earnings per share results are announced to the public if the Company meets its consensus estimate for earnings per share for the calendar year involved. Mr. House's employment agreement also provided for his participation in any other bonus plan of the Company, discretionary bonuses and consideration, at least annually, for the grant of options to purchase shares of the Company's Common Stock, all based on the philosophies and criteria set forth in this report. For a description of the terms of Mr. House's employment agreement see "-- Employment Agreements".

     The Compensation Committee determined Mr. House's equity-based incentive compensation and the level of cash incentive compensation that was appropriate for Mr. House with respect to the Company's 1997 fiscal year. In 1997 Mr. House received a cash incentive bonus of $582,525, based on the achievement of the consensus estimates of the Company's earnings per share in three of the four calendar quarters in 1997, and options to purchase 2,161,376 shares of the Company's Common Stock. In making such determinations, the Compensation Committee took into account its philosophy and policies for determining executive officer compensation as described above in this report, the Company's performance in the marketplace, its success in meeting strategic goals and its success in meeting monthly and annual budgets established by the Board of Directors. Again, ultimate compensation decisions are not made in a formulary manner, except for the annual cash incentive bonus due to Mr. House under his employment agreement, but in a manner which takes into account the Company's competitive position, its position in the financial markets and the significant contributions made by Mr. House to the success of the Company. In making its decisions with respect to Mr. House's compensation, the Compensation Committee believes that it is appropriate to recognize that, as a management founder of the Company, Mr. House has played an instrumental role in establishing the Company as the industry leader in physician practice management.

     On January 16, 1998, Mr. House resigned his position as Chief Executive Officer and a director of the Company. In connection with such resignation, Mr. House agreed to the termination of his employment agreement and entered into a retirement agreement with the Company which provided certain severance benefits, including a lump-sum payment of $5,993,400. Mr. House's retirement agreement calls for immediate vesting of all outstanding stock options held by him and provides that all such stock options shall remain in full force and effect for their remaining terms. In addition, Mr. House entered into a two-year consulting agreement arrangement with the Company pursuant to which he is to perform such consulting services for the Company as requested by the Board of Directors. Mr. House will receive consulting fees of $1,712,412 for each year of the consulting agreement. See "-- Employment Agreements".

                                       COMPENSATION COMMITTEE

                                       Charles W. Newhall III
                                       Larry D. Striplin, Jr.
                                       John S. McDonald, J.D.
                                       Roger L. Headrick

STOCKHOLDER RETURN COMPARISON

     The graph below reflects the cumulative stockholder return on the Company's Common Stock compared to the return of the Standard & Poor's 500 (S&P 500) Index and a peer group index ("PPMS"). PPMS includes AHI Health Systems, American Oncology Resources, Apogee, Inc., Coastal Physician Group, Inc., EmCare Holdings, Inc., Inphynet Medical Management Inc., MedPartners, Inc., Occusystems, Inc., Pediatrix Medical Group, Inc., PHP Healthcare Corp., PhyCor, Inc., Physician Reliance Network, Phymatrix Corp., Physician Resource Group and Sheridan Healthcare, Inc. The Company selected these companies for the peer group based on the nature of such companies' businesses. During 1997 the following companies (collectively, the "Deleted Peer Companies"), which are part of the PPMS peer group, were either acquired by or merged with another company on the respective listed dates: InPhyNet Medical Management Inc. -- June 27, 1997; AHI Health Systems -- July 2, 1997; Occusystems, Inc. -- September 2, 1997; and EmCare Holdings, Inc. -- September 11, 1997. For the purposes of the following graph, the plot points for the PPMS are calculated including these Deleted Peer Companies only for those plot point dates that each such respective company was in existence and trading. The following graph assumes $100 invested on February 28, 1995 (the closing date of the Company's initial public offering) in the Company's Common Stock and in each of the indices represented.

                 Measurement Period
                (Fiscal Year Covered)                        MDM             S&P 500             PPMS
28-Feb-95                                                         100.0             100.0             100.0
30-Jun-95                                                         110.0             111.8             105.1
29-Dec-95                                                         188.6             126.4             175.0
28-Jun-96                                                         119.3             138.0             162.2
31-Dec-96                                                         118.6             152.0             123.2
30-Jun-97                                                         123.6             181.6             132.9
31-Dec-97                                                         127.9             199.1             123.5
27-Feb-98                                                          68.6             215.3              92.4

                              CERTAIN TRANSACTIONS

MME ACQUISITION AGREEMENTS

     Termination Agreements. In November 1995 in connection with the acquisition of MME, the Company and each of Dr. Walter T. Mullikin, M.D. and John S. McDonald, J.D., entered into a Termination Agreement that terminated their previous employment agreements with MME. In consideration of which they received, or shall receive, a lump sum payment of $1,064,000, in the case of Dr. Mullikin, and $796,000 in the case of Mr. McDonald, continuation of certain fringe benefits and perquisites for 36 months, payments from the Company and a trust set up by the Company to fund the remainder of MME's pension obligations to Dr. Mullikin or to Dr. Mullikin's spouse, should she survive him, and Mr. McDonald, payment of all health and medical care (including prescriptions) for Dr. Mullikin and his spouse and Mr. McDonald for the remainder of their lives through a Company-sponsored health insurance plan, a death payment benefit to be paid to Dr. Mullikin's designated beneficiary or estate of $2,700,000, and certain other benefits.

     Consulting Agreements. In November 1995, the Company and each of Dr. Mullikin and Mr. McDonald entered into five-year Consulting Agreements whereby they will receive in consideration for their services: consulting fees of $2,480,000 to Dr. Mullikin, to be paid over the term of the agreement with an initial payment of $744,000 on November 29, 1995 and equal payments of $434,000 on each anniversary of such date, and $2,230,000 to Mr. McDonald, to be paid over the term of the agreement with an initial payment of $669,000 on November 29, 1995 and equal payments of $390,250 on each anniversary thereof, access to an office and support staff and certain other benefits.

CAREMARK ACQUISITION AGREEMENT

     Termination Agreement. In September 1996 in connection with the acquisition of Caremark, Mr. Piccolo's employment was terminated, entitling him to a severance payment of $2,805,426 and certain other benefits provided in his severance agreement.

     Consulting Agreement. In September 1996, the Company and Mr. Piccolo, now a director of the Company, entered into a consulting agreement (the "Piccolo Agreement"). The term of the Piccolo Agreement is ten years, unless terminated sooner. Over the course of such ten-year period, Mr. Piccolo will be paid consulting fees totaling approximately $5.4 million. The "gross up" provisions of that severance agreement will apply to payments made pursuant to the Piccolo Agreement in the event such consulting payments are determined to be "excess parachute" payments. Mr. Piccolo or his spouse will be eligible to participate in all health and medical employee benefit plans and programs available, from time to time, to employees of the Company and Caremark until he reaches the age of 65. After age 65, Mr. Piccolo and his spouse will be provided with a prescription drug program comparable to that provided Caremark employees through Caremark's prescription drug benefit program. Mr. Piccolo will be provided with an adequate office and secretarial support, as well as reimbursement of reasonable expenses, and will be subject to certain non-compete and confidentiality restrictions.

                     PRINCIPAL STOCKHOLDERS OF THE COMPANY

     The following table sets forth certain information regarding beneficial stock ownership of the Company as of March 31, 1998: (i) each director and Named Executive Officer of the Company, (ii) all directors and executive officers as a group, and (iii) each stockholder known by the Company to be the beneficial owner of more than 5% of the outstanding MedPartners Common Stock. Except as otherwise indicated, each person or entity listed below has sole voting and investment power with respect to all shares shown to be beneficially owned by him or it except to the extent such power is shared by a spouse under applicable law. Shares of the Company's Common Stock subject to options held by directors and executive officers that are exercisable within 60 days of March 31, 1998, are deemed outstanding for the purpose of computing such director's or executive officer's beneficial ownership and the beneficial ownership of all directors and executive officers as a group.

                                                                                    NUMBER OF
                                                                                    SHARES OF
                                                                                   MEDPARTNERS       %
NAME OF BENEFICIAL OWNER                             POSITION HELD                 COMMON STOCK    OWNED
------------------------                             -------------                 ------------    -----
Richard M. Scrushy...................  Chairman of the Board of Directors            4,022,500(1)   2.01%
Edwin M. Crawford....................  President and Chief Executive Officer and     1,250,000(2)      *
                                         Director
Larry R. House.......................  Former Chairman of the Board and Chief        5,414,283(3)   2.67%
                                         Executive Officer
Mark L. Wagar........................  Former President and Chief Operating            659,005(4)      *
                                         Officer
John J. Gannon.......................  President -- Physician Practice Management      223,400(5)      *
Harold O. Knight, Jr.................  Executive Vice President and Chief              748,845(6)      *
                                         Financial Officer
Tracy P. Thrasher....................  Executive Vice President, Chief                 701,021(7)      *
                                         Administrative Officer and Corporate
                                         Secretary
Roger L. Headrick....................  Director                                        106,458(8)      *
Harry M. Jansen Kraemer, Jr..........  Director                                         15,565(9)      *
Rosalio J. Lopez, M.D................  Director                                        191,069(10)     *
Michael D. Martin....................  Director                                        537,000(11)     *
Ted H. McCourtney....................  Director                                         75,841(12)     *
John S. McDonald, J.D................  Director                                        339,281(13)     *
Walter T. Mullikin, M.D..............  Director                                        451,424(14)     *
Charles W. Newhall III...............  Director                                      1,521,000(15)     *
C.A. Lance Piccolo...................  Director                                      1,437,519(16)     *
Larry D. Striplin, Jr................  Director                                        133,100(17)     *
All executive officers & directors as
  a group (22 persons)...............
                                                                                    12,672,112(18)  6.17%
FMR Corp.............................
                                                                                    22,144,553(19) 11.19%
  82 Devonshire Street
  Boston, MA 02109
AMVESCAP PLC.........................
                                                                                    14,344,619(20)  7.25%
  11 Devonshire Square
  London EC2M 4YR England
Wachovia Bank and Trust Co...........
                                                                                     9,185,605(21)  4.64%
  Trust Services Division
  301 Main Street
  Winson-Salem, NC 27150

---------------

   * less than one percent.

 (1) Includes options to purchase 2,041,000 shares, 250,000 shares held in trust for minor children, and 1,098,500 shares held by HEALTHSOUTH. Mr. Scrushy is Chairman of the Board and Chief Executive Officer of HEALTHSOUTH. Mr. Scrushy disclaims beneficial ownership of the shares held by HEALTHSOUTH.

 (2) Includes option to purchase 1,250,000 shares.

 (3) Mr. House resigned all positions with the Company on January 16, 1998. Includes options to purchase 4,589,376 shares, 185 shares held in the Company's 401(k) plan as of 9/30/97, and 1,095 shares held in the Company's Employee Stock Purchase Plan as of 12/31/97. See "Executive Compensation and Other Information -- Employment Agreements".

 (4) Mr. Wagar resigned on April 2, 1998. Includes options to purchase 546,000 shares.

 (5) Includes options to purchase 221,000 shares, and 2,400 shares owned jointly with his spouse.

 (6) Includes options to purchase 685,000 shares.

 (7) Includes options to purchase 639,000 shares, 2,000 shares held in trust for a minor child, 226 shares held in the Company's 401(k) plan as of 9/30/97, and 1,095 shares held in the Company's Employee Stock Purchase Plan as of 12/31/97.

 (8) Includes options to purchase 69,208 shares, and 1,250 shares held by spouse.

 (9) Includes options to purchase 15,000 shares, and 50 shares held by spouse.

(10) Includes options to purchase 92,000 shares, and 81,293 shares held in trust for the benefit of Dr. Lopez and members of his family.

(11) Includes options to purchase 522,000 shares.

(12) Includes options to purchase 21,000 shares.

(13) Includes options to purchase 21,000 shares, and 318,281 shares held by certain trusts for the benefit of Mr. McDonald.

(14) Includes options to purchase 21,000 shares, and 430,424 shares held by the Mullikin Family Trust U/D/T, dated February 10, 1976, for the benefit of Dr. Mullikin and members of his family.

(15) Includes options to purchase 21,000 shares, and 1,500,000 shares held by New Enterprise Associates VI, Limited Partnership ("NEA"). Mr. Newhall is a general partner of NEA Partners VI, Limited Partnership, which is the general partner of NEA. Mr. Newhall disclaims beneficial ownership of the shares held by NEA.

(16) Includes options to purchase 1,327,126 shares.

(17) Includes options to purchase 29,000 shares.

(18) Includes options to purchase 7,542,682 shares.

(19) Shares held as investment manager of various public investment funds. FMR Corp. has the sole power to direct the vote of and to dispose of 326,953 of these shares.

(20) Shares held as investment manager of various public investment funds. AMVESCAP PLC has shared voting power and shared dispositive power with respect to all of these shares.

(21) Shares held as Trustee for MedPartners, Inc. Employee Compensation Trust.

                               RELATIONSHIP WITH
                         INDEPENDENT PUBLIC ACCOUNTANTS

     Ernst & Young LLP, Birmingham, Alabama, has been engaged by the Board of Directors of the Company as independent public accountants for the Company and its subsidiaries for the fiscal year 1997 and it is expected that such firm will serve in that capacity for the 1998 fiscal year. Management expects that a representative of Ernst & Young LLP will be present at the Annual Meeting to make a statement if he desires to do so and to be available to answer appropriate questions posed by stockholders.

                                 OTHER MATTERS

     As of the date of this Proxy Statement, the Board of Directors of the Company does not know of any business which will be presented for consideration at the Annual Meeting other than that specified herein and in the Notice of Annual Meeting of Stockholders, but if other matters are presented, it is the intention of the persons designated as proxies to vote in accordance with their judgments on such matters.

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1997, INCLUDING THE FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES THERETO, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WILL BE FURNISHED WITHOUT CHARGE TO ANY STOCKHOLDER OF THE COMPANY WHOSE PROXY IS SOLICITED BY THE FOREGOING PROXY STATEMENT, UPON THE WRITTEN REQUEST OF ANY SUCH PERSON ADDRESSED TO TRACY P. THRASHER, CORPORATE SECRETARY, MEDPARTNERS, INC., 3000 GALLERIA TOWER, SUITE 1000, BIRMINGHAM, ALABAMA 35244. SUCH A REQUEST FROM A BENEFICIAL OWNER OF THE COMPANY'S COMMON STOCK MUST CONTAIN A GOOD-FAITH REPRESENTATION BY SUCH PERSON THAT, AS OF APRIL 27, 1998, HE WAS A BENEFICIAL OWNER OF THE COMPANY'S COMMON STOCK.

     Please SIGN, DATE and RETURN the enclosed Proxy promptly.

                                       By Order of the Board of Directors,

                                       TRACY P. THRASHER
                                       Corporate Secretary

May 1, 1998

                                                                        APPENDIX


                               MEDPARTNERS, INC.
                         ANNUAL MEETING OF STOCKHOLDERS
                                 JUNE 16, 1998
PROXY
                      THIS PROXY IS SOLICITED ON BEHALF OF
                  THE BOARD OF DIRECTORS OF MEDPARTNERS, INC.

    The undersigned hereby appoints E. Mac Crawford and Peter J. Clemens, IV, and each of them, with full power of substitution, attorneys and proxies of the undersigned to vote the shares of Common Stock, par value $.001 per share, of MedPartners, Inc. ("MedPartners"), which the undersigned could vote, and with all power the undersigned would possess, if personally present at the Annual Meeting of Stockholders of MedPartners, Inc. to be held at The Wynfrey Hotel, 1000 Riverchase Galleria, Birmingham, Alabama, on Tuesday, June 16, 1998, at 2:00 p.m., Central Time, and any adjournment thereof:

                            (Continued and to be dated and signed on other side)

   PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY, USING THE ENCLOSED ENVELOPE.
                            NO POSTAGE IS REQUIRED.

    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ITEM 1 ABOVE. ANY HOLDER WHO WISHES TO WITHHOLD THE DISCRETIONARY AUTHORITY REFERRED TO IN ITEM 2 ABOVE SHOULD MARK A LINE THROUGH THE ENTIRE ITEM.

    1. Election of Directors             [] FOR all nominees                  [] WITHHOLD AUTHORITY for all nominees
    INSTRUCTION: For, except vote withheld from the following nominee(s):     NOMINEES:
                                                                              Charles W. Newhall III
                                                                              John S. McDonald, J.D.
    ---------------------------------------------------------------------     Roger L. Headrick
                                                                              Michael D. Martin
    2. In their discretion, to act upon any matters incidental to the foregoing and such other business as may properly come before the Annual Meeting, or any adjournment thereof.

    Receipt of the Proxy Statement, dated May 1, 1998, is hereby acknowledged.

                                       Dated:                     , 1998
                                             ---------------------

                                       ------------------------------
                                                Signature(s)

                                       ------------------------------
                                       (Please sign exactly and as
                                       fully as your name appears on
                                       your stock certificate. If
                                       shares are held jointly, each
                                       stockholder must sign.)